Exhibit 99.1

Lightwave Logic, Inc. Announces Appointment of Fred Graffam as Chief Financial Officer

Mr. Graffam brings 20+ years of financial leadership including diverse public company CFO experience

ENGLEWOOD, Colo., July 20, 2026 -- Lightwave Logic, Inc. (NASDAQ: LWLG) (the “Company”), a technology platform company leveraging its proprietary electro-optic (EO) polymers to enable next-generation photonic devices, announced today the appointment of Fred Graffam as its next Chief Financial Officer, effective immediately.

With more than 20 years of finance leadership, including extensive public company CFO experience, Mr. Graffam brings significant financial and strategic expertise to Lightwave Logic. As CFO, he will oversee the Company's financial operations, reporting, capital allocation, and investor relations, while helping drive its long-term growth strategy and shareholder value.

Snizhana “Ana” Quan, who has served as the Company’s Principal Financial Officer and Principal Accounting Officer since January 2026, will remain with the Company as Vice President of Finance and Corporate Controller.

Most recently, Mr. Graffam served as CFO of Fidium, formerly Consolidated Communications (NASDAQ: CNSL), where he helped lead the company's sale in December 2024. He previously served as CFO of Ascent Capital Group (NASDAQ: ASCMA) and its wholly owned subsidiary, Monitronics International, dba Brinks Home Security. Prior to that, he served as Senior Vice President of Finance, Investor Relations and Corporate Development at DigitalGlobe (NYSE: DGI), where he helped guide that company's sale to MacDonald Dettwiler. Earlier, he held senior finance leadership roles at Level 3 Communications (NASDAQ: LVLT) and Comcast Corporation (NASDAQ: CMCSA) after beginning his career at Deloitte.

“Fred’s extensive background in public company finance and prior public company CFO experience makes him a very strong addition to our leadership team,” said Yves LeMaitre, CEO and President of Lightwave Logic. “He brings a proven track record of managing finance operations at high-growth companies and serving as an effective and credible communicator with the Wall Street community. His financial leadership will greatly enhance our ability to execute on our strategy and build long-term shareholder value. Finally, I want to give a special thank you to Ana Quan for her outstanding work leading the entire finance organization during this leadership transition.”

Mr. Graffam added, “Lightwave Logic is at a significant inflection point as its technology continues to gain industry relevance. I believe the Company has the potential to play a critical role in the current AI investment cycle as it supports next generation optical systems and data transmission. I am very excited to leverage my expertise to drive long-term shareholder value and I look forward to engaging with our investor community in the near future.”

About Lightwave Logic, Inc.

Lightwave Logic, Inc. (NASDAQ: LWLG) www.lightwavelogic.com is a technology platform company leveraging its proprietary engineered electro-optic (EO) polymers to transmit data at higher speeds with less power in a small form factor. The Company’s high activity and high stability organic polymers allow it to create next-generation photonic EO devices that convert data from electrical signals into light/optical signals for applications in telecommunications, and for data transmission potentially used to support generative AI.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, lack of available funding; general economic and business conditions; competition from third parties; intellectual property rights of third parties; regulatory constraints; changes in technology and methods of marketing; delays in completing various engineering and manufacturing programs; changes in customer order patterns; changes in product mix; success in technological advances and delivering technological innovations; shortages in components; production delays due to performance quality issues with outsourced components; those events and factors described by us in Item 1.A "Risk Factors" in our most recent Form 10-K and 10-Q; other risks to which our company is subject; other factors beyond the company's control.

Contacts:

Ryan Coleman or Nick Teves

Alpha IR Group for Lightwave Logic

lwlg@alpha-ir.com

312-445-2870